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                                                                    EXHIBIT 12.1

                              TITAN HOLDINGS, INC.

             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                                                 ELEVEN
                                                 MONTHS
                                                 ENDED                                                  SIX MONTHS ENDED
                                              DECEMBER 31,         YEARS ENDED DECEMBER 31,          JUNE 30,   DECEMBER 31,
                                                             -----------------------------------     -----------------------
                                                  2000         2001         2002          2003         2004         2004
                                              ------------   --------   -------------   --------     --------   ------------
                                                                       (predecessor)                            (successor)
                                              ---------------------------------------------------------------
Earnings:
  Income (loss) before income taxes             $ 18,175     $    181     $ 11,175      $ 11,691     $  5,388     $    976
  Minority interest in net income (loss)             852          317          (21)
  Interest expense                                10,015       14,726       13,433         9,444        4,666       11,638
  Amortization of deferred financing costs           510          568          678           706        2,119          843
                                                --------     --------     --------      --------     --------     --------

    Earnings                                      29,552       15,792       25,265        21,841       12,173       13,457
                                                --------     --------     --------      --------     --------     --------

Fixed charges:
  Interest expense                                10,015       14,726       13,433         9,444        4,666       11,638
  Amortization of deferred financing costs           510          568          678           706        2,119          843
                                                --------     --------     --------      --------     --------     --------

    Fixed charges                                 10,525       15,294       14,111        10,150        6,785       12,481
                                                --------     --------     --------      --------     --------     --------

Ratio of Earnings to Cover Fixed Charges             2.8x         1.0x         1.8x          2.2x         1.8x         1.1x
                                                ========     ========     ========      ========     ========     ========
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